Exhibit 99.1

The First Bancshares, Inc. Reports Quarterly Results and Declares Quarterly Dividend

HATTIESBURG, Miss., Oct 24, 2017 – The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today a 90.7% increase ($2.2 million) in net income available to common shareholders for the third quarter of 2017 compared to the third quarter of 2016. Net income available to common shareholders totaled $4.7 million for the third quarter of 2017 as compared to $2.5 million for the third quarter of 2016.

Fully diluted earnings per share for the third quarter of 2017 were $0.51 as compared to $0.45 for the third quarter of 2016. Fully diluted earnings per share for the third quarter of 2017 includes the issuance of 3,563,380 in new common shares during the fourth quarter of 2016 related to the capital raise in October 2016.

Highlights for the Quarter:

•	Net income available to common shareholders for the third quarter of 2017 compared to the third quarter of 2016 increased $2.2 million, or 90.7% to $4.7 million.
•	Operating net earnings (net income available to common shareholders adjusted for merger related costs) for the third quarter were $4.7 million compared to $4.0 million for the second quarter of 2017, an 18.2% increase.
•	The Company exceeded a 1.00% annualized return on average assets.
•	The Company was awarded a $917,000 Financial Assistance Award from the Community Development Financial Assistance Program which is expected to be received early 2018.
•	Total loans increased $10 million during the quarter.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “We are proud of our third quarter results, particularly the substantial improvement in profitability. We surpassed our goal of an annualized ROAA of 1% and increased our net income 91% compared to the same quarter in 2016.

Our improved performance is a result of the integration of our two recent acquisitions and continued growth throughout our markets. Our team has worked extremely hard and we believe their efforts are translating into substantially improved returns for our shareholders.”

Balance Sheet

Total assets decreased $1.6 million to $1.788 billion at September 30, 2017 due to the reduction in deposits related to the seasonality of our public fund portfolio.

Total loans were $1.198 billion at September 30, 2017 as compared to $1.187 billion at June 30, 2017 and $854.4 million at September 30, 2016, representing increases of $10.3 million, or 0.9% and $343.8 million, or 40.2%, respectively. Increased loan volume of $10.3 million for the third quarter was primarily distributed among all real estate categories. The acquisitions of Gulf Coast Community Bank and Iberville Bank accounted for $239.6 million of the total increase in loans as compared to the same quarter in 2016.

Total deposits decreased $42.8 million or 2.8% for the quarter ended September 30, 2017 compared to the same quarter of 2016. $25.4 million of the decrease was related to NOW accounts of which $23.0 million is attributable to the seasonality of the public fund deposits. Non-interest bearing deposits decreased $11.4 million which was related to normal balance fluctuations.

Asset Quality

Nonperforming assets totaled $14.6 million at September 30, 2017, an increase of $1.3 million compared to $13.2 million at June 30, 2017 and an increase of $3.3 million compared to September 30, 2016. The majority of the increase is the result of acquired assets with associated fair value marks. The ratio of the allowance for loan and leases losses (ALLL) to total loans was 0.68% at September 30, 2017 and June 30, 2017. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.16% of total loans at September 30, 2017. The ratio of annualized net charge-offs (recoveries) to total loans was (0.005%) for the quarter ended September 30, 2017 compared to (0.003%) for the quarter ended June 30, 2017.

Third Quarter 2017 vs. Third Quarter 2016 Earnings Comparison

Net income available to common shareholders for the third quarter of 2017 totaled $4.7 million compared to $2.5 million for the third quarter of 2016, an increase of $2.2 million or 90.7%.

Revenues from consolidated operations increased $6.0 million in quarterly comparison. Net interest income for the third quarter of 2017 was $14.9 million, an increase of $4.9 million when compared to third quarter 2016. The increase is primarily due to interest income earned on a higher volume of loans. Net interest margin for the third quarter of 2017 was 3.73% as compared to 3.62% for the same quarter in 2016.

Non-interest income increased $0.6 million in quarterly comparison for the third quarter of 2017 as compared to the third quarter of 2016 due to increased service charges and interchange fee income.

Third quarter 2017 non-interest expense increased $2.5 million, or 26.3% as compared to third quarter 2016. The majority of the increase is due to higher compensation expense, occupancy expense and other non-interest expense. Salaries increased $1.7 million of which $1.4 million resulted from increased employment numbers as a result of the acquisitions. $0.6 million in occupancy and other non-interest expense was attributable to the acquisitions.

Fully tax equivalent (“FTE”) net interest income totaled $15.2 million and $10.3 million for the third quarter of 2017 and 2016, respectively. The FTE net interest income increased $4.9 million in the prior year quarterly comparison primarily due to an increase in interest earned on loans. Purchase accounting adjustments accounted for $24,000 of the difference in net interest income for the third quarter comparisons. Third quarter 2017 FTE net interest margin of 3.81% includes 3 basis points related to purchase accounting adjustments.

Investment securities totaled $368.6 million, or 20.6% of total assets at September 30, 2017, versus $251.7 million, or 19.9% of total assets at September 30, 2016. The average volume of investment securities increased $119.9 million in prior year quarterly comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities increased 2 basis points to 2.65% from 2.63% in prior year quarterly comparison. The investment portfolio had a net unrealized gain of $2.7 million at September 30, 2017 as compared to $4.5 million at September 30, 2016.

The average yield on all earnings assets increased 12 basis points in prior year quarterly comparison, from 4.13% for the third quarter of 2016 to 4.25% for the third quarter of 2017. This increase was offset partially by an increase in average interest expense of 3 basis points from 0.52% for the third quarter of 2016 to 0.55% for the third quarter of 2017.

Third Quarter 2017 vs Second Quarter 2017 Earnings Comparison

Net income available to common shareholders for the third quarter of 2017 totaled $4.7 million compared to net income available to common shareholders of $2.4 million in sequential quarter comparison. Operating net earnings $0.7 million, or 18.2%, compared to operating net earnings of $4.0 million for the second quarter of 2017.

Net interest income for the third quarter of 2017 was $14.9 million. FTE net interest income increased $0.1 million to $15.2 million from $15.1 million in sequential-quarter comparison. The increase was due primarily to increased loan volume. Interest income from purchase accounting adjustments remained flat in sequential quarter comparison.

The average yield on all earnings assets remained unchanged in sequential-quarter comparison at 4.25%.

Non-interest income decreased $0.1 million in sequential-quarter comparison resulting from slight decreases in service charges and interchange fee income offset by an increase in mortgage income.

Non-interest expense decreased $3.2 million in sequential-quarter comparison, which reflects decreases in salaries and employee benefits, other professional services and other non-interest expense. $2.7 million in merger-related costs were included in other professional services and other non-interest expenses for the second quarter of 2017.

Year to Date Earnings Comparison

In year-over-year comparison, net income available to common shareholders increased $0.6 million, or 8.6%, from $7.6 million at September 30, 2016 to $8.2 million at September 30, 2017 which included one-time merger related charges of $6.3 million. Operating net earnings for the first nine months of 2017 totaled $12.1 million compared to $7.5 million for the same period in 2016, an increase of $4.6 million or 61.6%. Net interest income increased $14.3 million in year-over-year comparison as interest income earned on a higher volume of loans attributed to this overall increase.

Non-interest income increased $2.3 million in year-over-year comparison mainly consisting of increases in mortgage income of $0.2 million, service charges of $0.8 million and interchange fee income of $0.8 million.

Non-interest expense increased $16.3 million in year-over-year comparison primarily resulting from increases in salaries and benefits of $6.9 million, of which $5.4 million relates to the acquisitions, as well as $6.3 million in one-time merger related charges.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend in the amount of $0.0375 per share to be paid on its common stock on November 22, 2017 to shareholders of record as of the close of business on November 3, 2017.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama and Florida. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating earnings per share, total tangible common equity, tangible book value per common share, fully taxable-equivalent net interest income and certain ratios derived from non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, book value, net interest income, or other GAAP measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS DATA	Quarter Ended 9/30/17	Quarter Ended 6/30/17	Quarter Ended 3/31/17	Quarter Ended 12/31/16	Quarter Ended 9/30/16
Total Interest Income	$16,708	$16,464	$15,753	$11,868	$11,269
Total Interest Expense	1,773	1,629	1,585	1,176	1,202
Net Interest Income	14,935	14,835	14,168	10,692	10,067
FTE net interest income*	15,232	15,140	14,470	10,935	10,306
Provision for loan losses	90	248	46	88	143
Non-interest income	3,658	3,757	3,391	2,705	3,099
Non-interest expense	11,888	15,070	16,095	10,132	9,416
Earnings before income taxes	6,615	3,274	1,418	3,177	3,607
Income tax expense	1,901	908	296	870	1,049
Net income	4,714	2,366	1,122	2,307	2,558
Dividends and accretion on preferred stock	-	-	-	195	86
Net income available to common shareholders	$4,714	$2,366	$1,122	$2,112	$2,472

PER COMMON SHARE DATA
Basic earnings per share	$0.52	$0.26	$0.12	$0.39	$0.46
Diluted earnings per share	0.51	0.26	0.12	0.26	0.45
Diluted earnings per share, operating*	0.51	0.44	0.37	0.30	0.48
Quarterly dividends per share	.0375	.0375	.0375	.0375	.0375
Book value per common share at end of period	18.24	17.80	17.39	17.19	17.60
Tangible common book value at period end*	15.48	15.00	14.61	15.46	14.73
Market price at end of period	30.15	27.60	28.50	27.50	19.10
Shares outstanding at period end	9,153,407	9,152,657	9,144,412	8,991,397	5,428,017
Weighted average shares outstanding:
Basic	9,152,674	9,145,179	9,123,271	5,463,651	5,425,567
Diluted	9,224,481	9,206,378	9,182,711	8,500,305	5,475,785

AVERAGE BALANCE SHEET DATA
Total assets	$1,772,402	$1,751,092	$1,713,438	$1,275,538	$1,233,034
Loans and leases	1,185,493	1,155,699	1,117,135	856,798	836,931
Total deposits	1,512,616	1,527,119	1,460,787	1,037,877	1,044,428
Total common equity	164,455	155,667	157,184	94,750	94,007
Total tangible common equity*	139,013	130,789	134,809	79,112	78,347
Total equity	164,455	155,667	157,184	159,786	111,130

SELECTED RATIOS
Annualized return on avg assets	1.06%	.54%	.26%	.72%	.83%
Annualized return on avg assets, operating*	1.07%	.92%	.79%	.75%	.85%
Annualized return on avg common equity, operating*	11.54%	10.31%	8.61%	10.11%	11.14%
Annualized return on avg tangible common equity, oper*	13.65%	12.27%	10.04%	12.10%	13.37%
Average loans to average deposits	78.37%	75.68%	76.47%	82.55%	80.13%
FTE Net Interest Margin*	3.81%	3.84%	3.85%	3.77%	3.70%
Efficiency Ratio	62.93%	79.75%	90.11%	74.28%	70.24%
Efficiency Ratio, operating*	62.68%	65.56%	69.97%	71.40%	68.70%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	.68%	.68%	.69%	.87%	.88%
Nonperforming assets to tangible equity + ALLL	9.71%	9.10%	9.39%	6.74%	10.81%
Nonperforming assets to total loans + ORE	1.21%	1.11%	1.16%	1.14%	1.31%
Annualized QTD net charge-offs (recoveries) to total loans	(0.005%)	(0.003%)	(0.09%)	0.03%	(0.04%)

*	See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016
Assets
Cash and cash equivalents	$93,317	$92,596	$148,511	$62,119	$70,114
Securities available-for-sale	353,035	366,490	352,851	243,206	236,168
Securities held-to-maturity	6,000	6,000	6,000	6,000	6,000
Other investments	9,556	9,544	7,647	6,593	9,516
Total investment securities	368,591	382,034	366,498	255,799	251,684
Loans held for sale	4,588	5,907	5,473	5,880	9,437
Total loans	1,198,193	1,187,936	1,139,987	867,054	854,366
Allowance for loan losses	(8,175)	(8,070)	(7,813)	(7,510)	(7,481)
Loans, net	1,190,018	1,179,866	1,132,174	859,544	846,885
Premises and equipment	46,203	44,766	45,438	34,624	33,427
Other Real Estate	7,855	8,072	7,579	6,008	4,670
Goodwill and other intangibles	25,325	25,615	25,379	15,507	15,596
Other assets	52,079	50,766	51,769	37,886	34,825
Total assets	$1,787,976	$1,789,622	$1,783,204	$1,277,367	$1,266,638

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$308,050	$319,494	$323,442	$202,478	$196,786
Interest-bearing deposits	1,199,941	1,231,305	1,245,055	836,713	875,003
Total deposits	1,507,991	1,550,799	1,568,497	1,039,191	1,071,789
Borrowings	94,321	59,367	39,411	69,000	68,000
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	8,374	6,267	5,981	4,339	3,881
Total liabilities	1,620,996	1,626,743	1,624,199	1,122,840	1,153,980
Total shareholders’ equity	166,980	162,879	159,005	154,527	112,658
Total liabilities and shareholders’ equity	$1,787,976	$1,789,622	$1,783,204	$1,277,367	$1,266,638

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
	Year to Date
EARNINGS STATEMENT	2017	2016
Interest Income:
Loans, including fees	$41,916	$28,011
Investment securities	6,506	4,509
Accretion of purchase accounting adjustments	167	134
Other interest income	337	82
Total interest income	48,926	32,736
Interest Expense:
Deposits	3,998	2,475
Borrowings	980	502
Subordinated debentures	171	162
Accretion of purchase accounting adjustments	(162)	-
Total interest expense	4,987	3,139
Net interest income	43,939	29,597
Provision for loan losses	384	538
Net interest income after provision for loan losses	43,555	29,059
Non-interest Income:
Service charges on deposit accounts	2,692	1,847
Mortgage Income	3,400	3,228
Interchange Fee Income	2,797	1,991
Gain (loss) on securities, net	(19)	129
Gain on sale of premises and equipment	-	-
BEA award, net	-	-
Other charges and fees	1,937	1,347
Total non-interest income	10,807	8,542
Non-interest expense:
Salaries and employee benefits	23,070	16,194
Occupancy expense	4,108	3,392
FDIC premiums	887	755
Marketing	218	280
Amortization of core deposit intangibles	491	294
Other professional services	6,179	1,013
Other non-interest expense	8,100	4,802
Total Non-interest expense	43,053	26,730
Earnings before income taxes	11,309	10,871
Income tax expense	3,107	3,060
Net income	8,202	7,811
Dividends and accretion on preferred stock	-	257
Net income available to common shareholders	$8,202	$7,554
Non-operating items*	3,937	(43)
Net earnings available to common shareholders, operating*	$12,139	$7,511

Basic earnings per common share	$0.90	$1.39
Diluted earnings per common share	$0.89	$1.38
Diluted earnings per common share, operating*	$1.32	$1.38

*	See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
	Three Months Ended
EARNINGS STATEMENT	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Interest Income:
Loans, including fees	$14,357	$14,114	$13,444	$9,922	$9,706
Investment securities	2,180	2,197	2,129	1,472	1,446
Accretion of purchase accounting adjustments	55	56	56	429	92
Other interest income	116	97	124	45	25
Total interest income	16,708	16,464	15,753	11,868	11,269
Interest Expense:
Deposits	1,436	1,364	1,198	968	962
Borrowings	357	259	364	148	160
Subordinated debentures	41	67	63	60	80
Accretion of purchase accounting adjustments	(61)	(61)	(40)	-	-
Total interest expense	1,773	1,629	1,585	1,176	1,202
Net interest income	14,935	14,835	14,168	10,692	10,067
Provision for loan losses	90	248	46	88	143
Net interest income after provision for loan losses	14,845	14,587	14,122	10,604	9,924

Non-interest Income:
Service charges on deposit accounts	902	922	868	605	606
Mortgage Income	1,276	1,208	916	1,204	1,399
Interchange Fee Income	935	959	903	683	666
Gain (loss) on securities, net	(10)	(1)	(8)	(3)	-
Gain on sale of premises and equipment	-	-	-	-	-
BEA award, net	-	-	-	-	-
Other charges and fees	555	669	712	216	428
Total non-interest income	3,658	3,757	3,391	2,705	3,099

Non-interest expense:
Salaries and employee benefits	7,327	7,762	7,981	5,943	5,645
Occupancy expense	1,390	1,348	1,370	1,222	1,209
FDIC premiums	355	331	201	265	254
Marketing	50	99	69	122	76
Amortization of core deposit intangibles	160	182	149	88	100
Other professional services	367	2,802	3,010	793	461
Other non-interest expense	2,239	2,546	3,315	1,699	1,671
Total Non-interest expense	11,888	15,070	16,095	10,132	9,416
Earnings before income taxes	6,615	3,274	1,418	3,177	3,607
Income tax expense	1,901	908	296	870	1,049
Net income	4,714	2,366	1,122	2,307	2,558
Dividends and accretion on preferred stock	-	-	-	195	86
Net income available to common shareholders	$4,714	$2,366	$1,122	$2,112	$2,472

Basic earnings per common share	$0.52	$0.26	$0.12	$0.39	$0.46
Diluted earnings per common share	$0.51	$0.26	$0.12	$0.26	$0.45
Diluted earnings per common share, operating*	$0.51	$0.44	$0.37	$0.30	$0.48

*	See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES

Condensed Consolidated Financial Information (unaudited)

(in thousands)

COMPOSITION OF LOANS	Sept 30, 2017	Percent of Total	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	Percent of Total
Commercial, financial and agricultural	$164,577	13.7%	$167,799	$156,786	$129,423	$121,963	14.1%
Real estate – construction	171,609	14.3%	169,971	163,249	109,394	104,644	12.1%
Real estate – commercial	456,110	37.9%	448,218	426,151	314,359	307,963	35.7%
Real estate – residential	377,308	31.4%	372,815	360,964	289,640	296,587	34.3%
Lease Financing Receivable	2,008	0.2%	2,189	2,196	2,204	2,211	0.3%
Obligations of States & subdivisions	5,892	0.5%	5,775	5,383	6,698	6,861	0.8%
Consumer	20,689	1.7%	21,169	25,258	15,336	14,137	1.6%
Loans held for sale	4,588	0.4%	5,907	5,473	5,880	9,437	1.1%
Total loans	$1,202,781	100%	$1,193,843	$1,145,460	$872,934	$863,803	100%

COMPOSITION OF DEPOSITS	Sept 30, 2017	Percent of Total	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	Percent of Total
Noninterest bearing	$308,050	20.4%	$319,494	$323,442	$202,478	$196,786	18.4%
NOW and other	639,802	42.5%	665,250	661,300	430,903	465,404	43.3%
Money Market/Savings	292,592	19.4%	296,705	304,292	182,793	187,228	17.5%
Time Deposits of less than $250,000	209,714	13.9%	203,254	212,352	162,797	163,739	15.3%
Time Deposits of $250,000 or more	57,833	3.8%	66,096	67,111	60,220	58,632	5.5%
Total Deposits	$1,507,991	100%	$1,550,799	$1,568,497	$1,039,191	$1,071,789	100%

ASSET QUALITY DATA	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016
Nonaccrual loans	$4,852	$3,979	$4,955	$3,265	$5,798
Loans past due 90 days and over	1,436	760	345	198	420
Total nonperforming loans	6,288	4,739	5,300	3,463	6,218
Other real estate	7,855	8,072	7,579	6,008	4,670
Nonaccrual securities	408	408	408	408	408
Total nonperforming assets	$14,551	$13,219	$13,287	$9,879	$11,296

Nonperforming assets to total assets	.81%	.74%	.75%	.77%	.89%
Nonperforming assets to total loans + ORE	1.21%	1.11%	1.16%	1.14%	1.31%
ALLL to nonperforming loans	130.01%	170.29%	147.42%	216.86%	120.31%
ALLL to total loans	.68%	.68%	.69%	.87%	.88%

Quarter-to-date net charge-offs (recs)	$(15)	$(9)	$(257)	$58	$(79)
Annualized QTD net chg/offs (recs) to loans	(0.005%)	(0.003%)	(0.09%)	0.03%	(0.04%)

FIRST BANCSHARES, INC and SUBSIDIARIES

Condensed Consolidated Financial Information (unaudited)

(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	September 30, 2017			June 30, 2017			March 31, 2017			December 31, 2016			September 30, 2016
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$280,441	$1,601	2.28%	$282,235	$1,605	2.27%	$244,997	$1,534	2.50%	$183,032	$997	2.18%	$177,154	$965	2.18%
Tax-exempt securities	93,716	876	3.74%	95,272	897	3.77%	86,991	895	4.12%	77,909	715	3.67%	77,073	704	3.65%
Total investment securities	374,157	2,477	2.65%	377,507	2,502	2.65%	331,988	2,429	2.93%	260,941	1,712	2.62%	254,227	1,669	2.63%
Fed funds sold	36,591	113	1.24%	39,048	95	0.97%	50,700	124	0.98%	41,545	45	0.43%	10,356	25	0.97%
Int bearing deposits in other banks	3,463	3	0.35%	5,214	2	0.15%	5,000	2	0.16%	2,107	3	0.57%	11,961	16	0.54%
Loans	1,185,493	14,412	4.86%	1,155,699	14,170	4.90%	1,117,110	13,500	4.83%	856,798	10,351	4.83%	836,931	9,798	4.68%

Total Interest earning assets	1,599,704	17,005	4.25%	1,577,468	16,769	4.25%	1,504,798	16,055	4.27%	1,161,391	12,111	4.17%	1,113,475	11,508	4.13%
Other assets	172,698			173,624			208,640			114,147			119,559
Total assets	$1,772,402	$40,054		$1,751,092			$1,713,438			$1,275,538			$1,233,034

Interest-bearing liabilities:
Deposits	$1,204,614	$1,375	0.46%	$1,211,959	$1,303	0.43%	$1,149,287	$1,158	0.40%	$844,101	$968	0.46%	$850,442	$962	0.45%
Repo	4,891	38	3.11%	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%	5,000	49	3.92%
Fed funds purchased	3,816	19	1.99%	1,906	8	1.68%	975	2	0.82%	191	1	2.09%	1,926	5	1.04%
FHLB & FTN	68,041	300	1.76%	40,765	203	1.99%	79,581	314	1.58%	56,272	99	0.70%	55,337	106	0.77%
Subordinated debentures	10,310	41	1.59%	10,310	67	2.60%	10,310	63	2.44%	10,310	60	2.33%	10,310	80	3.10%
Total interest bearing liabilities	1,291,672	1,773	0.55%	1,269,940	1,629	0.51%	1,245,153	1,585	0.51%	915,874	1,176	0.51%	923,015	1,202	0.52%
Other liabilities	316,275			325,485			311,101			199,878			198,889
Shareholders' equity	164,455			155,667			157,184			159,786			111,130
Total liabilities and shareholders' equity	$1,772,402			$1,751,092			$1,713,438			$1,275,538			$1,233,034

Net interest income (FTE)*		$15,232	3.70%		$15,140	3.74%		$14,470	3.76%		$10,935	3.66%		$10,306	3.61%

Net interest margin (FTE)*			3.81%			3.84%			3.85%			3.77%			3.70%

Core net interest margin*			3.78%			3.81%			3.82%			3.61%			3.66%

*	See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except per share data)

	Three Months Ended
Per Common Share Data	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016
Book value per common share	$18.24	$17.80	$17.39	$17.19	$17.60
Effect of intangible assets per share	2.76	2.80	2.78	1.73	2.87
Tangible book value per common share	$15.48	$15.00	$14.61	$15.46	$14.73

Diluted earnings per share	$0.51	$0.26	$0.12	$0.26	$0.45
Effect of acquisition charges	-	0.29	0.39	0.05	0.04
Taxes on acquisition charges	-	(0.11)	(0.14)	(0.01)	(0.01)
Diluted earnings per share, operating	$0.51	$0.44	$0.37	$0.30	$0.48

	Year to Date
	2017	2017
Diluted earnings per share	$0.89	$1.38
Effect of gain on debit card conversion	-	(0.05)
Effect of acquisition charges	0.68	0.04
Tax	(0.25)	0.01
Diluted earnings per share, operating	$1.32	$1.38

	Year to Date
	2017	2016
Net income available to common shareholders	$8,202	$7,554
Effect of gain on debit card conversion	-	(252)
Effect of acquisition charges	6,327	207
Tax	(2,390)	2
Net earnings available to common shareholders, operating	$12,139	$7,511

		Three Months Ended
Average Balance Sheet Data		Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016
Total average assets	A	$1,772,402	$1,751,092	$1,713,438	$1,275,538	$1,233,034
Total average earning assets	B	$1,599,704	$1,577,468	$1,504,798	$1,161,391	$1,113,475

Total equity		$164,455	$155,667	$157,184	$159,786	$111,130
Less preferred equity		-	-	-	65,036	17,123
Total common equity	C	164,455	155,667	157,184	94,750	94,007
Less intangible assets		25,442	24,878	22,375	15,638	15,660
Tangible common equity	D	$139,013	$130,789	$134,809	$79,112	$78,347

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016
Net interest income	E	$14,935	$14,835	$14,168	$10,692	$10,067
Tax-exempt investment income		(579)	(592)	(593)	(472)	(465)
Taxable investment income		876	897	895	715	704
Net Interest Income Fully Tax Equivalent	F	$15,232	$15,140	$14,470	$10,935	$10,306

Annualized Net Interest Margin	E/B	3.73%	3.76%	3.77%	3.68%	3.62%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.81%	3.84%	3.85%	3.77%	3.70%

		Three Months Ended
Core Net Interest Margin		Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016
Net interest income (FTE)		$15,232	$15,140	$14,470	$10,935	$10,306
Less purchase accounting adjustments		116	117	96	429	92
Net interest income, net of purchase accounting adj	G	$15,116	$15,023	$14,374	$10,506	$10,214

Total average earning assets		$1,599,704	$1,577,468	$1,504,798	$1,161,391	$1,113,475
Add average balance of loan valuation discount		1,640	1,721	2,159	1,358	1,484
Avg earning assets, excluding loan valuation discount	H	$1,601,344	$1,579,189	$1,506,957	$1,162,749	$1,114,959

Core net interest margin	G/H	3.78%	3.81%	3.82%	3.61%	3.66%

		Three Months Ended
Efficiency Ratio		Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016
Operating Expense
Total non-interest expense		$11,888	$15,070	$16,095	$10,132	$9,416
Pre-tax non-operating expenses		(47)	(2,682)	(3,598)	(393)	(207)
Adjusted Operating Expense	I	$11,841	$12,388	$12,497	$9,739	$9,209

Operating Revenue
Net interest income, FTE		$15,232	$15,140	$14,470	$10,935	$10,306
Total non-interest income		3,658	3,757	3,391	2,705	3,099
Pre-tax non-operating items		-	-	-	-	-
Adjusted Operating Revenue	J	$18,890	$18,897	$17,861	$13,640	$13,405

Efficiency Ratio, operating	I/J	62.68%	65.56%	69.97%	71.40%	68.70%

		Three Months Ended
Return Ratios		Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016
Net income		4,714	$2,366	$1,122	$2,307	$2,558
Dividends and accretion on preferred stock		-	-	-	195	86
Net income available to common shareholders		4,714	2,366	1,122	2,112	2,472
Acquisition charges		47	2,682	3,598	402	207
Tax on acquisition charges		(18)	(1,035)	(1,337)	(120)	(61)
Net earnings available to common shareholders, oper	L	$4,743	$4,013	$3,383	$2,394	$2,618

Annualized return on avg assets	K/A	1.06%	.54%	.26%	.72%	.83%
Annualized return on avg assets, oper	L/A	1.07%	.92%	.79%	.75%	.85%
Annualized return on avg common equity, oper	L/C	11.54%	10.31%	8.61%	10.11%	11.14%
Annualized return on avg tangible common equity, oper	L/D	13.65%	12.27%	10.04%	12.10%	13.37%

Mortgage Department
Net Interest Income after provision for loan losses	$249	$233	$253	$48	$24
Loan fee income	1,276	1,208	916	1,204	1,399
Other non-interest income	-	-	-	1	1
Salaries and employee benefits	882	946	806	783	805
Other non-interest expense	102	99	114	144	124
Earnings before income taxes	$541	$396	$249	$326	$495

CONTACT:	For additional information, contact:
M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998